September 26, 2024

AMENDMENT NO. 1 TO UNSECURED SUBORDINATED PROMISSORY NOTE

This serves as Amendment No. 1 to Unsecured Subordinated Promissory Note ("***Amendment***") with an Issuance Date of March 26, 2024 (the "***Note***"), issued by Trio Petroleum Corp. (the "***Maker***") to Michael L. Peterson (the "***Holder***"). All initially capitalized terms not otherwise defined herein shall have the meanings given to those terms in the Note.

WHEREAS, the parties desire to amend the Note with respect to certain matters set forth below in this Amendment.

NOW THEREFORE, the undersigned agree as follows:

1. Amendment(s)

(a) The Maturity Date shall be extended for a period of 30 days from September 26, 2024 through and until October 28, 2024 (the first business day after October 26, 2024).

(b) In order to permit the Maker to make any payment owed, within five (5) business days after written notice by the Maker of such payment failure, before an Event of Default occurs, Section 5(a) of the Note is amended in its entirety to read as follows:

> "(a) Non-Payment. The Company shall fail to make the payment of the principal of, or accrued interest on, this Note as and when the same shall become due or payable, within five (5) business days after receiving written notice from the Holder of any such payment failure; or"

2. No Event of Default. Holder acknowledges and agrees that from the Issuance Date through and until the date of this Amendment no Event of Default has occurred under the Note.

3. Extension Fee. An Extension Fee of $5,000.00 US dollars (the "Extension Fee") will be added to the principal of the Note with this extension and an Extension Fee will be added to the principal with each subsequent extension, if any.

4. No Other Changes. Except as specifically provided in this Amendment, all other terms and conditions of the Note shall remain in full force and effect.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the Note. This Amendment shall not be interpreted or construed with any presumption against the party causing this Amendment to be drafted.

6. Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. If any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Unsecured Subordinated Promissory Note on the date set forth above.

MAKER:

TRIO PETROLEUM CORP.
5401 Business Park South, Suite 115
Bakersfield, CA 93309

By: ______________________________
Name: Robin Ross
Title: Chief Executive Officer

HOLDER:

By: ______________________________
MICHAEL L. PETERSON